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                                                                    Exhibit 99.1


[WHITEHALL JEWELLERS, INC. LOGO]       NEWS RELEASE

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                                       For:        Whitehall Jewellers, Inc.
                                       Contact:    John R. Desjardins
                                                   Executive Vice President
FOR IMMEDIATE RELEASE                              TX: 312.762.9751
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          WHITEHALL JEWELLERS, INC. ANNOUNCES Q2 SALES OF $72.7 MILLION

         Chicago, Illinois, August 7, 2003 - Whitehall Jewellers, Inc. (NYSE:
JWL) today announced sales for the second quarter ended July 31, 2003 of $72.7 million compared to $76.2 million for the second quarter last year. Comparable store sales for the quarter decreased 7.2% compared to a 0.6% decrease in the second quarter of last year.
         For the six-month period ended July 31, 2003, sales decreased 5.9% to $141.9 million versus $150.8 million for the six-month period ended July 31, 2002. Comparable store sales decreased 7.9% compared to an increase of 2.0% for the six months ended July 31, 2002.
         The Company announced the completion of a new four-year $125 million Revolving Credit Agreement with a group of banks. As previously reported, the Company expects to charge off $0.02 per share of deferred financing costs associated with its prior credit facility during the second fiscal quarter.
         In addition the Company announced that during the second quarter it closed five under performing stores. The Company expects to take a second quarter charge associated with these store closings of $0.02 per share. The Company opened three new stores in the second quarter and plans to open two additional stores during the balance of 2003. The Company will have opened 21 new stores during 2003.
         The Company plans to release second quarter earnings on Thursday, August 28, 2003. A conference call for 9:00 AM (EDT) is scheduled. Please call Susan Weber at 312.762.0292 to reserve a space on the call. The conference call will also be broadcast live on the Internet at www.whitehalljewellers.com.
         Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry operating 383 stores in 38 states as of July 31, 2003. The Company has opened 19 new stores and closed six stores during fiscal 2003. The Company operates stores in regional and superregional shopping malls under the names Whitehall Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.


             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com

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         This report contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of management of the Company as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this report, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to the Company or our management, may identify forward-looking statements. Such statements reflect our judgment as of the date of this report with respect to future events, the outcome of which is subject to certain risks, including the factors described below, which may have a significant impact on our business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Whitehall Jewellers undertakes no obligation to update forward-looking statements. The following factors, among others, may impact forward-looking statements contained in this report: (1) a change in economic conditions or the financial markets which negatively impacts the retail sales environment and reduces discretionary spending on goods such as jewelry; (2) reduced levels of mall traffic caused by economic or other factors;
(3) our ability to execute our business strategy and the related effects on comparable store sales and other results; (4) the extent and results of our store expansion strategy and associated occupancy costs, and access to funds for new store openings; (5) the high degree of fourth quarter seasonality of our business; (6) the extent and success of our marketing and promotional programs;
(7) personnel costs and the extent to which we are able to retain and attract key personnel; (8) the effects of competition; (9) the availability and cost of consumer credit; (10) relationships with suppliers; (11) our ability to maintain adequate information systems capacity and infrastructure; (12) our leverage and cost of funds and changes in interest rates that may increase such costs; (13) our ability to maintain adequate loss prevention measures; (14) fluctuations in raw material prices, including diamond, gem and gold prices; (15) the extent and results of our E-commerce strategies and those of others; (16) regulation affecting the industry generally, including regulation of marketing practices;
(17) the successful integration of acquired locations and assets into our existing operations; and (18) the risk factors identified from time to time in our filings with the SEC.

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             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com